EXHIBIT 99.1

Palazzo West at Park LaBrea - Los Angeles, CA 3400 Avenue of the Arts - Orange County, CA Riverside Park - Alexandria, VA AIMCO February 2009 Park Towne Place - Philadelphia, PA Monterey Grove - San Jose, CA River Club - Edgewater, NJ

This presentation contains forward-looking statements, including statements regarding projected results and specifically forecasts of 2009 results. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco's ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco's ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2007, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary and Supplemental Schedules 6a through 6c. Forward-looking Statements and Other Information

Aimco Overview 2008 Highlights and 2009 Objectives Property Operations Investment Management Liquidity and Balance Sheet Conclusions Presentation Topics

Aimco Overview Aimco is a multifamily REIT focused on owning, managing and redeveloping properties in the 20 largest markets in the United States Initial Public Offering completed in 1994 with $315 million capitalization Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions Since 2002, Aimco has continued to improved the quality and geographic focus of its portfolio through the sale of more than 700 properties Aimco is among the largest owners and operators of multifamily communities in the United States as of December 31, 2008 Conventional portfolio: 310 communities with 93,000 units Affordable portfolio: 289 communities with 34,000 units Property managed and asset managed: 393 communities with 35,000 units Aimco is one of 13 REITs included in the S&P 500 Index Grand Flamingo South Beach, FL 2900 on 1st Seattle, WA Palazzo East at Park La Brea Los Angeles, CA

Aimco Overview Portfolio quality has improved significantly over the past several years Properties are well located following net property sales of more than $5 billion since 2002 Average rents are now $1,032, up 43% from $723 five years ago 85% of asset value now concentrated in the 20 largest U.S. markets Properties are in good repair after five years of outsized capital spending Private values are well below replacement cost, and significantly above values implied by our share price Operating team has proven its ability to execute Excellent customer satisfaction scores, declining turnover and strong financial controls Year end 2008 Average Daily Occupancy at 95%, and 3.6% average annual same store NOI growth over the last five years Balance sheet has been strengthened and liquidity improved Limited refunding risk with a weighted average maturity of approximately nine years Recourse term debt reduced to $350 million due March 2011 Long term, non-recourse property debt insulates Aimco from capital market turbulence Balanced internal sources and uses of cash

2008 Highlights and 2009 Objectives

2008 Highlights Achieved guidance provided in February 2008 Same Store NOI growth of 3.5% FFO of $2.36 per share (as adjusted for all special dividends) Continued to upgrade the portfolio by selling properties located in non-target markets and less desirable locations within target markets Sold 155 properties for $2.6 billion $1 billion in proceeds used primarily for deleveraging and investment activities Increased to 85% the capital allocated to our 20 target markets Increased conventional portfolio average rents 11% to $1,032 per month Improved liquidity and strengthened our balance sheet Prepaid $125 million of term debt, leaving a $350 million balance due March 2011 Approximately $650 million available on our lines of credit Invested more than $300 million in our portfolio through redevelopment and capital improvements Returned cash to shareholders of approximately $686 million ($212 million as cash dividends, $474 million as share repurchases), an amount approximately equal to Aimco's current market capitalization Aimco made solid progress on many fronts during 2008

2009 Objectives Continue to provide quality, well-maintained apartment homes Superior customer service to our residents Emphasis on customer retention and disciplined expense control Continue to improve portfolio quality Sell up to $2 billion of non-target conventional and affordable assets Use 1031 exchanges to improve submarket locations Increase to 90%+ the capital allocated to target markets Further strengthen our balance sheet Use property sales proceeds to prepay some or all of the $350 million term debt balance due March 2011 Accelerate the refinancing of some or all of our non-recourse property debt maturing in 2009-2011 Use excess proceeds to make accretive investments, including the repurchase of common and preferred shares

2009 Outlook Aimco is planning for a difficult operating environment in 2009 Same Store NOI growth flat to down 5.0% Decline in Investment Management income primarily due to lower promote income Significant reduction in redevelopment activities Committed to maintaining asset quality with appropriate capital expenditures

Property Operations

Property Operations 2008 Results Highlights: Ended the year with strong occupancy of 95% Revenue grew 2.1% in 2008 comprised of rate up 1.7%, occupancy up 0.3% and utility reimbursements and ancillary income up 0.1% Expenses were held flat 2008 vs. 2007; 2007 was up 4.2% from 2006 levels Realized reductions in expenses are sustainable due to aggressive vendor management and renegotiation of service contracts * Represents the average of apartment REITs reporting results through February 11, 2009 (AVB, BRE, CLP, CPT, EQR, ESS, UDR)

Property Operations Our properties are in good repair with approximately $2.2 billion invested over the last four years Plan to invest $1,200 per door in Capital Replacements (CR) and Capital Improvements (CI) in 2009 CR of $800 per door adequate to maintain assets CI reduced to $400 per door as returns on revenue enhancing capital expenditures are more difficult to achieve in the current environment Capital Expenditures Focus on operating efficiency in a challenging environment, while maintaining asset quality, revenue and customer satisfaction

Property Operations $1.2 billion invested in redevelopment over the last four years, 2/3 in 2007 and 2008 Rents from these activities are expected to continue to earn-in during 2009 and 2010 Complete certain existing projects and undertake new projects only to the extent they meet higher return thresholds and are funded with property debt supported by the value created Redevelopment Program Scaled Back

Property Operations 2009 Plan - Two Primary Objectives: Increased Resident Retention - Added Service Touch Points Maintain >90% Customer Experience Scores Increased Frequency of Resident Communication - Well Ahead of Upcoming Lease Expirations Cost Containment - Not a Reduction in Service Aggressive Vendor Management Renegotiation of Service Contracts While Maintaining Our Communities Retain our most Profitable Customers - The Ones we Already Serve Hold the Line on Operating Margins - Same or Better Level of Service with a Lower Cost Structure

Target Market Expectations for 2009 Above Average: San Diego, San Jose, San Francisco, Boston & Washington DC Average: East Bay, Seattle, Denver, Dallas, Houston, Chicago, Philadelphia & Suburban NY/NJ Expected to perform at market level Drivers Relative Revenue Performance Below Average: Los Angeles, Orange County, Phoenix, Manhattan, Atlanta & Florida High concentration of finance jobs and/or excess housing supply High concentration of employment in education, government and/or technology

Investment Management

$2.6 billion of sales in 2008 generated proceeds in excess of $1 billion, used to pre-fund future loan obligations, repurchase common shares and for other investment purposes Sold Properties Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF cap rate is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price, excluding transaction costs and prepayment penalties. Despite a challenging environment, with overall market sales volumes off 62%*, Aimco sold assets at attractive prices Sales represented 7% of the overall transaction market * 2008 sales volume by dollar value, Real Capital Analytics, January 2009 Overview of 2008 Results Properties Units Gross Proceeds FCF Yield Aimco Net Proceeds Average Rent Conventional 130 34,523 $2,156 6.0% $852 $ 734 Affordable 25 3,568 424 4.4% 170 1,303 Total 155 38,091 $2,580 5.8% $1,022 $ 788

Focused Conventional Sales 81 properties were sold in non-target markets, a nearly 50% reduction in non-core assets since the start of the year Exposure to the Midwest has been significantly reduced, with sales of 31 properties in Michigan, Indiana, and Ohio. Only 19 properties remain in these markets. Nearly 75% of properties sold out of target markets were low rent properties in Texas, Florida and Atlanta that lacked redevelopment potential Six markets were exited, including Columbus, Hartford, Las Vegas, Salt Lake City, Tucson and Charleston, South Carolina Average Rents Now $1,032

Improved Asset Allocation 85% of capital now invested in 20 target markets which are deep, liquid and have desirable long-term growth characteristics Conventional Asset Allocation (Estimated % NAV)

2009 Planned Sales We plan to sell up to $2 billion of properties in 2009 $1.5 billion of conventional properties that remain in non-target markets $500 million of affordable assets Sales Increase Portfolio Rents * Other Markets includes one property in each of the following markets: Louisville (KY), Carbondale (IL), San Antonio (TX), Lexington (KY), and Sacramento (CA)

Investment Management Investment management activities include Portfolio Management and Asset Management Portfolio Strategy Capital Allocation Acquisitions/Dispositions Joint Ventures Tax Credit Syndications Other Transaction Activities Affiliated Partnerships Owned Portfolio Portfolio Management benefit seen in property operating results and in investment gains Asset Management separately compensated through fees paid by third party investors

Investment Management More than 50% of Investment Management revenue is recurring

Liquidity and Balance Sheet

Liquidity is Sound Aimco is financed primarily with non-recourse property debt of $5.6 billion Prepaid $125 million of term debt in December 2008 and January 2009 Balance of recourse bank debt consists of: $350 million due March 2011 is expected to be funded by asset sales and retained cash from operations incrementally over the next two years $635 million unsecured credit facility due May 2010 has no outstanding balance, and available capacity of $579 million after accounting for outstanding letters of credit of $56 million Perpetual preferred stock and Preferred Partnership Units of $785 million at a weighted average rate of 8% Weighted-average maturity of enterprise-wide debt of 9 years is more than twice the REIT average Inclusive of $72 million available on a $200 million secured credit facility, Aimco has approximately $650 million of available capacity on undrawn facilities * Above includes prepayment in January 2009 of $50 million of term debt due March 2011

Aimco's Improving Balance Sheet Redeemed $236.8 million of Perpetual Preferred Stock with a weighted average rate of 10.0% Redeemed $150.0 million of Convertible Preferred Stock with a weighted average rate of 8.2% Repurchased $27.0 million of variable rate Series A Community Reinvestment Act Perpetual Preferred Stock at a $2.2 million discount From 2006 through 2008, Aimco: Reduced recourse bank debt from $617.0 million at January 1, 2006 to $350.0 million in January 2009 Enterprise risk has decreased as a result of reduced reliance on recourse bank debt In 2009, Aimco's first priority is to reduce recourse bank debt

Property Debt Use of non-recourse property debt reduces risk to the enterprise Property debt is long term with a weighted average maturity of 9.6 years Laddered maturities reduce refunding risk Aimco refinances property debt on a routine basis in our ordinary course of business 38 loans maturing during the three-year period from 2009 to 2011; expect to accelerate the refinancing of a number of these loans into the first half of 2009 2009 2010 2011 Maturities as % of Total Property Debt 4.9% 5.0% 1.8% # of Properties 8 20 10 Average Interest Rate 5.1% 6.3% 5.8%

Conclusions

Conclusions Aimco owns hard assets, brick and mortar whose replacement costs greatly exceed current values Our properties are in good markets with approximately 85% invested in the 20 largest U.S. markets and the balance in 20 other markets Our properties are well located within their markets following net property sales of more than $5 billion since 2002 Our properties are in good repair after five years of outsized capital spending Our operating team is excellent, measured in customer satisfaction scores, declining turnover and strong financial controls Our business is good with Average Daily Occupancy at 95%, and 3.6% average annual same store NOI growth over the last five years Our conventional portfolio average rents are $1,032, up 43% from $723 five years ago Our balance sheet has limited refunding risk and its long term, non-recourse nature insulates Aimco from capital market turbulence Our properties have a private market value far exceeding the value implicit in our share price